EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dollar Tree, Inc. (the "Company") on Form 10-Q for the quarter ending August 2, 2008, as filed with the Securities and Exchange Commission on September 10, 2008 and as amended by the Company’s Amendment No. 1 on Form 10-Q/A, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kathleen E. Mallas, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 21, 2008	/s/ Kathleen E. Mallas
Date	Kathleen E. Mallas
Vice President – Controller (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been furnished to Dollar Tree, Inc. and will be retained by Dollar Tree, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.